UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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CRISPR THERAPEUTICS AG

(Name of Registrant as Specified in Its certificate of incorporation)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CRISPR Therapeutics AG

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on May 31, 2017

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/crsp. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2017 Annual Meeting and need YOUR participation.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before May 19, 2017.

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CRISPR Therapeutics AG Notice of Annual General Meeting of Shareholders
Date:	Wednesday, May 31, 2017
Time:	2:00 p.m. Central European Time (8:00 a.m. Eastern Daylight Time)
Place:	VISCHER AG, Schützengasse 1, Postfach 5090, 8001, Zurich, Switzerland
Board of Directors Recommends a Vote FOR proposals 1 through 11. See Proposals on the reverse side of this notice.

Vote In-Person Instructions: While we encourage shareholders to vote by the means indicated above, a shareholder is entitled to vote in person at the Annual General Meeting. If you wish to vote your shares at the Annual General Meeting, please register with the Inspector of Elections at the desk marked “Shareholder Registration” at the entrance to receive a ballot. Proper photo ID is required. Ballots should be returned to the Inspector of Elections in order to be counted. Additionally, a shareholder who has submitted a proxy before the meeting, may revoke that proxy in person at the Annual General Meeting.

PROPOSALS

1.  The approval of the annual report, the consolidated financial statements and the statutory financial statements of the Company for the year ended December 31, 2016.

      The Board of Directors proposes that shareholders approve the annual report, the consolidated financial statements and the statutory financial statements of the Company for the year ended December 31, 2016 and to take note of the reports of the auditors. Copies of these documents are available for download at www.proxydocs.com/CRSP

2. The approval of the appropriation of financial results. The Board of Directors proposes to carry forward the net loss resulting from the appropriation of financial results as follows:

Proposed Appropriation of net loss: in Swiss Francs (“CHF”)
Balance brought forward from previous years	(22,041,634)
Net loss for the period (on a stand-alone unconsolidated basis):	(13,166,834)
Total accumulated net loss:	(35,208,469)

3.  The discharge of the members of the Board of Directors and Executive Committee.

      The Board of Directors proposes that the members of the Board of Directors and the Executive Committee of the Company be discharged from personal liability for their activities during the year ended December 31, 2016.

4.  The re-election of the members to the Board of Directors.

      The Board of Directors proposes that N. Anthony Coles, M.D. be re-elected as member and Chairman of the Board of Directors and that each of Rodger Novak, M.D., Bradley Bolzon, Ph.D., Ali Behbahani, M.D., Kurt von Emster, Simeon J. George, M.D., Thomas Woiwode, Ph.D. and Pablo Cagnoni, M.D. be re-elected as directors, each for a term extending until completion of the 2018 annual general meeting of shareholders or until his successor has been duly elected and qualified.

4.a Re-election of N. Anthony Coles, M.D., as member and Chairman.
4.b Re-election of Rodger Novak, M.D.
4.c Re-election of Bradley Bolzon, Ph.D.
4.d Re-election of Ali Behbahani, M.D.
4.e Re-election of Kurt von Emster
4.f Re-election of Simeon J. George, M.D.
4.g Re-election of Thomas Woiwode, Ph.D.
4.h Re-election of Pablo Cagnoni, M.D.

5.  The re-election of the members of the Compensation Committee.

      The Board of Directors proposes to re-elect each of Thomas Woiwode, Ph.D., Pablo Cagnoni, M.D., N. Anthony Coles, M.D., and Simeon J. George, M.D. as members of the Compensation Committee of the Board of Directors, each for a term extending until completion of the 2018 annual general meeting of shareholders.

5.a Re-election of Thomas Woiwode, Ph.D.
5.b Re-election of Pablo Cagnoni, M.D.
5.c Re-election of N. Anthony Coles, M.D.
5.d Re-election of Simeon J. George, M.D.

6.  The approval of the compensation for the Board of Directors and the Executive Committee.

      The Board of Directors proposes the following separate votes on the non-performance-related and the variable compensation of the Board of Directors and the Executive Committee:

6.aBinding vote on total non-performance-related compensation for members of the Board of Directors from the 2017 Annual General Meeting to the 2018 annual general meeting of shareholders.

      The Board of Directors proposes that shareholders approve the total maximum amount of non-performance-related compensation for the members of the Board of Directors covering the period from the 2017 Annual General Meeting to the 2018 annual general meeting of shareholders, i.e., USD $420,000 (cash fees plus social security costs).

6.bBinding vote on equity for members of the Board of Directors from the 2017 Annual General Meeting to the 2018 annual general meeting of shareholders.

      The Board of Directors proposes that shareholders approve the maximum grant of equity or equity linked instruments for the members of the Board of Directors covering the period from the 2017 Annual General Meeting to the 2018 annual general meeting of shareholders with maximum value of USD $4,200,000 (equity grant date value plus social security costs).

6.cBinding vote on total non-performance-related compensation for members of the Executive Committee from July 1, 2017 to June 30, 2018.

      The Board of Directors proposes that shareholders approve the total maximum amount of non-performance-related cash compensation for the members of the Executive Committee covering the period from July 1, 2017 to June 30, 2018, i.e., USD $5,650,000 (cash base compensation plus social security costs).

6.dBinding vote on total variable compensation for members of the Executive Committee for the current year ending December 31, 2017.

      The Board of Directors proposes that shareholders approve the total maximum amount of variable compensation for the members of the Executive Committee for the current year ending December 31, 2017, i.e., USD $3,220,000 (cash compensation plus social security costs).

6.eBinding vote on equity for members of the Executive Committee from the 2017 Annual General Meeting to the 2018 annual general meeting of shareholders.

      The Board of Directors proposes that shareholders approve the maximum of equity or equity grant linked instruments for the members of the Executive Committee covering the period from the 2017 Annual General Meeting to the 2018 annual general meeting of shareholders with maximum value of USD $24,897,000 (equity grant date value plus social security costs).

7.  The approval of an increase in the Conditional Share Capital for Employee Benefit Plans.

      The Board of Directors proposes to increase the Company’s conditional share capital for employee benefit plans by CHF 60,380.52 to CHF 372,557.73 for the issuance of up to 12,418,591 Common Shares and amend art. 3c para. 1 of the Articles of Association as follows:

Art. 3c Conditional Share Capital for Employee Benefit Plans

The share capital of the Company shall be increased by an amount not exceeding CHF 327,557.73 through the issue of a maximum of 12’418’591 registered shares, payable in full, each with a nominal value of CHF 0.03, in connection with the exercise of option rights granted to any employee of the Company or a subsidiary, and any consultant, members of the Board of Directors, or other person providing services to the Company or a subsidiary.

Art. 3c Bedingtes Aktienkapital für Mitarbeiterbeteiligungspläne

Das Aktienkapital kann durch die Ausgabe von höchstens 12’418,591 voll zu liberierenden Namenaktien im Nennwert von je CHF 0.03 um höchstens CHF 372’557.73 durch Ausübung von Optionsrechten erhöht werden, welche Mitarbeitenden der Gesellschaft oder ihrer Tochtergesellschaften, Personen in vergleichbaren Positionen, Beratern, Verwaltungsratsmitgliedern oder anderen Personen, welche Dienstleistungen zu Gunsten der Gesellschaft erbringen, gewährt wurden.

8. The approval of the Amended and Restated CRISPR Therapeutics AG 2016 Stock Option and Incentive Plan. The Board of Directors proposes that shareholders approve the Amended and Restated CRISPR Therapeutics AG 2016 Stock Option and Incentive Plan (the “Amended and Restated Plan”) to increase the total number of Common Shares which may be issued pursuant to the Amended and Restated Plan by 2,012,684 shares, increasing the total number of Common Shares issuable under the Amended and Restated Plan to 9,284,463 shares

9.  The re-election of the independent voting rights representative.

      The Board of Directors proposes that shareholders approve the re-election of lic. iur. Marius Meier, Attorney at Law, Lautengartenstrasse 7, CH-4052 Basel, as the independent voting rights representative until the 2018 annual general meeting of shareholders.

10.The re-election of the auditors.

      The Board of Directors proposes to re-elect Ernst & Young AG as the Company’s statutory auditor for the term of office of one year and Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

11.The approval of the change of the registered office.

      The Board of Directors proposes to change the registered office of the Company from Basel to Zug and to change the ingress and article 1 of the Articles of Association as follows:

ARTICLES OF ASSOCIATION of CRISPR Therapeutics AG (CRISPR Therapeutics SA) (CRISPR Therapeutics Ltd) with registered office in Zug (Translation; in case of controversy the German text shall prevail)	STATUTEN der CRISPR Therapeutics AG (CRISPR Therapeutics SA) (CRISPR Therapeutics Ltd) mit Sitz in Zug

Art. 1  Corporate Name, Principal Office and Duration

Under the name

CRISPR Therapeutics AG

(CRISPR Therapeutics SA)

(CRISPR Therapeutics Ltd)

there exists a Company which is subject to the provisions of art. 620 et seq. of the Swiss Code of Obligations (CO) with registered office in Zug. The duration of the Company is unlimited.

Art. 1  Firma, Sitz and Dauer

Unter der Firma

CRISPR Therapeutics AG

(CRISPR Therapeutics SA)

(CRISPR Therapeutics Ltd)

besteht für unbeschränkte Dauer eine Aktiengesellschaft gemäss Art. 620 ff. OR mit Sitz in Zug.